 EXHIBIT  3.139

State of California	File# 200414110001
Kevin Shelley Secretary of State	FILED
LIMITED LIABILITY COMPANY	in the office of the Secretary of State of the State of California
ARTICLES OF ORGANIZATION	MAY 19 2004
A $70.00 filing fee must accompany this form. IMPORTANT – Read instructions before completing this form.	/s/ Kevin Shelley
KEVIN SHELLEY, SECRETARY OF STATE

This Space For Filing Use Only

1.	Name of the limited liability company (end the name with the words “Limited Liability Company,” “ Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”)

3232 Artesia Real Estate, LLC
2.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.
3.	Name the agent for service of process and check the appropriate provision below:
		Lawrence E. Feigen		which is

☒ an individual residing in California. Proceed to item 4.

☐ a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.
4.	If an individual, California address of the agent for service of process:
	Address:	9200 Sunset Boulevard, Suite 1100

	City:	West Hollywood State: CA	Zip Code:	90069
5.	The limited liability company will be managed by: (check one)

☐	one manager ☒ more than one manager ☐ single member limited liability company ☐ all limited liability company members
6.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.
7.	Number of pages attached, If any:
None
8.	Type of business of the limited liability company. (For informational purposes only)
Real Estate Investment
9.	DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

/s/ David F. Tilles	DAVID F. TILLES
Signature of Organizer	Type or Print Name of Organizer

May 18, 2004
Date

10.	RETURN TO:
	NAME	Fenigstein & Kaufman
	FIRM	1900 Avenue of the Stars
	ADDRESS	Suite 2300
	CITY/STATE	Los Angeles, CA 90067–4314
ZIP CODE
Attn: S. Jack Fenigstein

	SEC/STATE (REV. 01/03)	FORM LLC-1– FILING FEE $70.00
Approved by Secretary of State

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

AUG 14 2015

Date:	RML
/s/ Alex Padilla
ALEX PADILLA, Secretary of State